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                                                                  EXHIBIT 3-A


                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE



        I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "COTTER & COMPANY" FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MAY, A.D. 1993, AT 10 O'CLOCK A.M.
        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEED FOR RECORDING.






                                         /s/      WILLIAM T. QUILLEN
                                       ---------------------------------------
                                        William T. Quillen, Secretary of State

                                        AUTHENTICATION:     *3911802
                                                  DATE:     05/25/1993
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                              Amended and Restated
                          CERTIFICATE OF INCORPORATION
                                       of
                                COTTER & COMPANY

FIRST.  The name of the Corporation is
                                COTTER & COMPANY
The Corporation filed its original Certificate of Incorporation on January 14, 1953.

SECOND. Its principal office in the State of Delaware is located at No. 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

THIRD. The Corporation shall be organized and operated on a cooperative basis for the benefit of the holders of shares of its Class A Common Stock (who are its Members). The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

         1. To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of and trade and deal in and deal with goods, wares and merchandise and personal property of every class and description, including, but not limited to:

                 (a)      hardware, goods, tools and related products;
                 (b)      building materials and related products;
                 (c)      paints and paint sundries and related products;
                 (d)      crafts and related products;
                 (e)      sporting goods and related products;
                 (f) farming, home and garden maintenance supplies and related products;
                 (g)      automotive and related products;
                 (h) variety, houseware goods, appliances and related products; and
                 (i)      musical instruments and related products.
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         2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         3. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage and otherwise deal in and dispose of letters patent of the United States or any other foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names incident to or useful in connection with any business of this Corporation.

         4. To acquire the capital stock, bonds or other evidences of indebtedness, secured or unsecured, of any other corporation and to acquire the goodwill, rights, assets and property and to undertake and assume all or any part of the obligations or liabilities of any other corporation, firm, association or person.

         5. To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         6. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.
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         7.  To borrow or raise moneys for any of the purposes of the
Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

         8. To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         9. To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise deal in or dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

         10. In general, to carry on any other business in connection with the foregoing, including but not limited to, to purchase, sell and otherwise deal in display material, catalogs, circulars and other printed material and advertising media, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.
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             The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH. The total number of shares of all classes of Common Stock which this Corporation shall have the authority to issue is 2,100,000, consisting of:

         100,000 shares of Class A Common Stock, $100 par value; and 2,000,000 shares of Class B Common Stock, $100 par value.

             The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock are as follows:

         1. Only the Class A Common Stock shall have voting rights. The holder of record of each outstanding share of Class A Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, every holder of record of Class A Common Stock shall be entitled to as many votes as shall equal the number of its shares of Class A Common Stock multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as such holder may see fit, which right, when exercised, shall be termed "cumulative voting."

         2. Except as hereinabove provided with respect to voting rights, neither of the two classes of common stock shall be entitled to any preference or priority over the other. No dividend shall be declared or paid unless at the same rate per share on both classes of common stock at the same time, and in the event of the dissolution, liquidation or winding up of the Corporation, the shares of Class A Common Stock and Class B Common Stock shall be entitled to the same amounts per share without preference or priority of one class over the other.
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         3.  The Corporation shall have a lien upon the shares of Class A
Common Stock and Class B Common Stock registered in the name of any stockholder and upon any dividends payable on such shares, to secure the payment of any indebtedness due to the Corporation from such stockholder. The Corporation shall not be required to transfer upon its records the shares of Class A Common Stock or Class B Common Stock of such stockholder or to pay any dividends declared on any such shares until such indebtedness shall have been fully paid, and the Corporation shall have the right to apply the dividends declared from time to time upon the stock of such stockholder to the liquidation, in whole or in part, of the said indebtedness. If the Corporation shall exercise its option as hereinafter in these articles provided to repurchase shares of Class A Common Stock or Class B Common Stock owned by a stockholder who is then indebted to the Corporation, it shall have the right to offset the stockholder's indebtedness against the purchase price of such shares.

         4. No shares of Class A Common Stock shall be issued or sold except in such units and under such circumstances as will assure that every holder of Class A Common Stock shall own an identical number of said shares. The number of shares of Class A Common Stock which shall comprise a unit of ownership shall be fixed from time to time by the Board of Directors or in the By-Laws. No shares of Class B Common Stock shall be issued or sold except to persons who are, at the time of such issuance, holders of shares of Class A Common Stock.

         5. Except as provided in Paragraph 4 of this Article FOURTH, no holder of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase any shares of stock of the Corporation or shares or securities of any kind, either convertible into or evidencing the right to purchase any shares of stock of the Corporation, other than such thereof, if any, as the Board of Directors in its discretion may from time to time determine.

         6. Whenever, for any reason, any stockholder shall desire to dispose of any shares of Class A Common Stock or Class B Common Stock of the Corporation (whether by sale, transfer, assignment, gift or in
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any other manner), or whenever any stockholder shall die or shall suffer any other event by which any of such shares are voluntarily or involuntarily transferred by operation of law or otherwise, the Corporation shall have an option to purchase all shares of Class A Common Stock and Class B Common Stock owned by such stockholder, at the price, and upon the conditions, hereinafter stated. Such option may be exercised by the Corporation at any time within ninety (90) days following the date upon which the Corporation receives from the stockholder written notice of such stockholders' desire to dispose of any of the shares owned by the stockholder or within ninety (90) days following the receipt by the Corporation, from any party in interest, of written notice of the death of the stockholder or other fact giving rise to voluntary or involuntary transfer of any of the shares. The price to be paid by the Corporation upon exercise of its option to purchase such shares shall be an amount equal to the book value thereof; such purchase shall proceed upon such other terms and conditions as may be specified in the By-Laws.

             Any disposition or attempted disposition of the shares of Class A Common Stock or Class B Common Stock of the Corporation, voluntary or involuntary, by operation of law or otherwise, shall be null and void and no such disposition or attempted disposition shall entitle any person to have any of said shares transferred on the books of the Corporation or to claim or assert any of the rights of a stockholder of the Corporation, unless the Corporation shall have been afforded a proper opportunity to exercise its option for the purchase of said shares as hereinbefore provided and shall have failed to exercise its option within the time limited.

             Nothing hereinbefore contained shall restrict the right of any stockholder:

                 (a) to pledge (or otherwise subject to a lien) any of the shares of Class A Common Stock or Class B Common Stock of the Corporation in a bona fide transaction as security for a debt or other obligation of the stockholder, or affect the rights which the pledgee or lienholder would otherwise have with respect to
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         said shares; provided, however, that if the pledge or lien shall be foreclosed and the stockholder shall cease to be the owner of said shares, such foreclosure shall be deemed to be an involuntary transfer of the shares and the Corporation shall thereupon have the option to purchase the shares hereinabove provided which shall be exercisable within ninety (90) days after receipt of written notice of the fact of foreclosure; or

                 (b) to sell or otherwise dispose of all or any part of the shares of Class B Common Stock (but not of Class A Common Stock) to a person who is then the holder of shares of Class A Common Stock of the Corporation.

                 Should the Corporation fail or decline to exercise its option and a disposition be consummated, the stock shall be subject to all and the same rights and restrictions (including, without limitation the option set forth herein and any call or similar rights of the Corporation as may be set forth herein, in the By-Laws or elsewhere) in the hands of the new holder as in the hands of the former holder.

         7. The Corporation may be obligated or have the option to purchase or redeem its stock and stockholders may be obligated or have the right to sell their stock to the Corporation at a price not to be lower than the lower of book value or par value in such circumstances and upon terms and conditions as may be specified in the By-Laws from time to time; provided, however, that the stockholders shall approve any such provision in the By-Laws. Without limiting the generality of the preceding sentence of this Paragraph 7 of ARTICLE FOURTH or compelling inclusion of any provision in the By-Laws, such right or obligation may be granted with respect to situations where the business relationship of a stockholder and the Corporation terminates.

         8.  As used in these articles:

                 (a) The term "person" shall mean and include any individual, group or association of individuals however organized, corporation, and any other natural or artificial
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         entity.  The term "stockholder" shall mean any person, so defined, who is a stockholder of the Corporation.

                 (b) The term "book value" as applied to any shares of Class A Common Stock or Class B Common Stock shall mean the value, determined in accordance with generally accepted accounting principles, of such shares as shown by the last available year-end balance sheet of the Corporation, reported on by the Corporation's certified public accountants, after eliminating therefrom all value for goodwill, other intangible assets and that portion of retained earnings that has been specifically appropriated by the Board of Directors.

FIFTH. The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH.  The Corporation is to have perpetual existence.

SEVENTH. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                 To make, alter, amend or repeal the By-Laws of the Corporation.

                 To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                 To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any purpose specified in the By-Laws and to abolish any such reserve in the manner in which it was created.
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                 By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of three or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

                 When and as authorized by the affirmative vote of the holders of a majority of the Common Stock issued and outstanding given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

NINTH. Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.
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TENTH.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH. The business of the Corporation shall be managed by a Board of Directors, the number of which shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, but in no case shall the number be less than three. The directors may be divided into one, two or three classes as may be provided in the By-Laws or in resolutions from time to time adopted by the stockholders at any annual meeting or at any special meeting held for that purpose; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter, and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose term expires.

TWELFTH:
                 (a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

                 (b) The Corporation shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director,
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         officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification shall not be deemed exclusive of any other right of such director, officer or employee to indemnification provided by law or otherwise.

                 (c) Any repeal or modification of the foregoing paragraphs shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.
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                 3.       THIS RESTATED CERTIFICATE OF INCORPORATION was duly
adopted and declared advisable by the Board of Directors of the Corporation and was approved by the stockholders of the Corporation pursuant to the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware at an annual meeting of the stockholders called and held on April 6, 1993 upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, said Cotter & Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by Daniel A. Cotter, its President, and attested by Kerry J. Kirby, its Secretary, this 10th day of May, 1993.
                                                         Cotter & Company

                                                       By:/s/  DANIEL A. COTTER
                                                          ---------------------
                                                               Daniel A. Cotter
                                                               President
Attest:

/s/ KERRY J. KIRBY

                Secretary

STATE OF ILLINOIS   )
                    )
COUNTY OF COOK      )


         BE IT REMEMBERED, that on this 10th day of May, 1993, personally came before me, Notary Public in and for the County and State aforesaid, Daniel A. Cotter, President of Cotter & Company, a Corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said Corporation and the facts stated herein are true; and that the seal affixed to said Certificate and attested by Kerry J. Kirby, the Secretary of said Corporation is the common or corporate seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this day and here above written.
                                                            /s/  ESTELA FLORES
                                                                 Notary Public


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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                COTTER & COMPANY


         COTTER & COMPANY (herein the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. The original Certificate of Incorporation for Cotter & Company was filed on January 14, 1953.

         2. The Certificate of Incorporation of Cotter & Company, as heretofore amended, is hereby further amended and restated as follows: